MANAGEMENT CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”), made and entered into this 25th of September, 2007, by and between Sanguine Corp. (hereinafter also the “Company” and “SGNC” ), and Thomas C. Drees, Ph.D. (“Consultant”),

WITNESSETH

WHEREAS, the Company wishes to receive management consulting services from Consultant and Consultant is willing to provide such consulting services, and Company and Consultant wish to enter into this Agreement to set forth the terms and conditions on which services will be provided.

NOW, THEREFORE, the Company and Consultant hereby mutually covenant and agree as follows:

1. Engagement of Consultant.   Consultant is hereby retained by the Company, and Consultant hereby accepts such retainment, to act in the full capacity as Chief Executive Officer (CEO) for the Company for the compensation and on the terms and conditions hereinafter expressed. Consultant shall perform such consulting duties as are set forth herein.

2. Consultant’s Duties.   Consultant will work on behalf of the Company and thereby assist in all operations thereof.  Duties will include, but not be limited to, working with management to help promote the overall growth of the Company, evaluating business opportunities, offering input on critical business issues that may arise from time to time, participate in planning for the Company’s business future, and other like duties.

3. Compensation for Services.   The Company agrees to pay to Consultant the fee of $4,000 per month, in perpetuity for so long as the Company is in business or the Consultant expires.  In the event that the Consultant is relieved of the obligations of this agreement and no longer serves as CEO, the fee will remain intact until one of the aforementioned conditions occurs.

4. Termination of Agreement.   Notwithstanding that the Term shall not have been completed, the Company may terminate this Agreement (a) upon the death of Consultant, (b) if Consultant should be incapacitated by illness or any other matter from performing his duties hereunder for a continuous period of sixty days.

5. Confidential Information.   Consultant agrees that, during the Term and at all times after the termination of this Agreement for whatever reason, he will treat as confidential and maintain in confidence all information relating to the business of the Company, including without limitation the identity of the customers and suppliers of the Company, the Company’s arrangements with such suppliers and customers, and technical data relating to the Company’s products and services. In addition, Consultant agrees that, without the prior written approval of the Company, he will not disclose any such information at any time to any person, corporation, association or other entity except authorized personnel of the Company or a subsidiary of the Company. Upon the termination of this Agreement for any reason, Consultant will not take or retain from the premises of the Company or any subsidiary of the Company any records, files or other documents, or copies thereof, relating in any way to the business operations of the Company or any subsidiary of the Company. It is expressly agreed that the remedy at law for breach of the agreements set forth in this Section is inadequate and that the Company shall, in addition to any other available remedies (including, without limitation, the right of offset), be entitled to injunctive relief to prevent the breach or threatened breach thereof.

6. Assignability.   The Company shall have the right to assign this Agreement to any subsidiary of the Company and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against said assigns.  The rights, benefits and obligations of Consultant under this Agreement are NOT assignable and transferable to any third party.

7. Governing Law; Consent to Jurisdiction.   This Agreement shall be deemed to have been made under, and shall be construed and interpreted in accordance with, the laws of the State of California, excluding any conflicts-of-law rule or law which might refer such construction and interpretation to the laws of another state, republic or country. The parties hereby submit to the jurisdiction of the state and federal courts in California and waive any right to which they might be entitled to submit any dispute hereunder to the courts of another state, republic or country.

8. Modifications; Waiver.   This Agreement shall not be amended or modified except by written instrument executed by the Company and Consultant. The failure of the Company or Consultant to insist upon strict performance of any provision hereof shall not constitute a waiver of, or estoppel against asserting, the right to require such performance in the future, nor shall a waiver or estoppel in any one instance constitute a waiver or estoppel with respect to a later breach of a similar nature or otherwise.

9. Remedies.   The remedies accorded to the parties by this Agreement are in addition to, and not in lieu of, all other remedies to which the parties may be entitled at law or in equity.

10. Inconsistent Obligations.   Consultant represents and warrants that, at the date of this Agreement, he has no obligations that are inconsistent with those of this Agreement.

11. Sole Agreement.   All prior negotiations and agreements between the parties hereto relating to the transactions, employment and services contemplated hereby are superseded by this Agreement, and there are no representations, warranties, understandings or agreements with respect to such transactions, employment or services other than those expressly set forth herein.

12. Severability.   If any of the terms or conditions of this Agreement are held by any court of competent jurisdiction to be unenforceable or invalid, such unenforceability or invalidity shall not render unenforceable or invalid the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be unenforceable or invalid, the rights and obligations of the parties shall be construed and enforced accordingly, and this Agreement shall thereupon remain in frill force and effect.

IN WITNESS WHEREOF, the Company and Consultant have executed this Agreement as of the day and year first above written.

/s/T.C. Drees

Tomas Drees

Sanguine Corp.

By: /s/David E. Nelson

      David E. Nelson, Secretary Treasurer